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                                                                                                              EXHIBIT 11
                                               VIACOM INC. AND SUBSIDIARIES
                                          COMPUTATION OF NET EARNINGS PER SHARE

                                                                  Quarter ended June 30,       Six months ended June 30,
                                                                  ----------------------       -------------------------
                                                                    1997           1996             1997         1996
                                                                    ----           ----             ----         ----
                                                                        (In millions, except per share amounts)
EARNINGS:
Earnings (loss) from continuing operations . . . . . . .         $  (216.7)      $   25.5      $  (240.5)     $    44.9
Cumulative convertible perferred stock dividend
  requirement  . . . . . . . . . . . . . . . . . . . . .              15.0           15.0           30.0           30.0
Earnings (loss) from continuing operations
  attributable to common stock . . . . . . . . . . . . .            (231.7)          10.5         (270.5)          14.9
Earnings from discontinued operations, net of tax  . . .               8.8           15.6           13.9           24.0
Gain on sale of discontinued operation . . . . . . . . .              12.9             --           12.9             --
                                                                 ---------       --------      ---------      ---------
Net earnings (loss)  . . . . . . . . . . . . . . . . . .         $  (210.0)      $   26.1      $  (243.7)     $    38.9
                                                                 ---------       --------      ---------      ---------
                                                                 ---------       --------      ---------      ---------

PRIMARY COMPUTATION:

    SHARES:
    Weighted average number of
     common shares outstanding . . . . . . . . . . . . .             352.7          371.6          352.6          370.8
    Common shares potentially issuable in connection
     with:
    Stock options and warrants(a)  . . . . . . . . . . .                --            4.4             --            4.6
                                                                 ---------       --------      ---------      ---------
    Weighted average common shares and common
     share equivalents . . . . . . . . . . . . . . . . .            352.7          376.0          352.6          375.4
                                                                 ---------       --------      ---------      ---------
                                                                 ---------       --------      ---------      ---------
NET EARNINGS PER COMMON SHARE:
     Earnings (loss) from continuing operations . . . .          $   (0.66)      $   0.03     $    (0.77)     $    0.04
     Earnings from discontinued operations,
     net of tax . . . . . . . . . . . . . . . . . . . .               0.02           0.04           0.04           0.06
     Gain on sale of discontinued operation . . . . . .               0.04             --           0.04             --
                                                                 ---------       --------      ---------      ---------
     Net earnings (loss)  . . . . . . . . . . . . . . .          $   (0.60)      $   0.07     $    (0.69)     $    0.10
                                                                 ---------       --------      ---------      ---------
                                                                 ---------       --------      ---------      ---------
FULLY DILUTED COMPUTATION:
    SHARES:
    Weighted average number of common shares
     outstanding . . . . . . . . . . . . . . . . . . . .             352.7          371.6          352.6          370.8
    Common shares potentially issuable in connection
     with:
     Stock options and warrants(a) . . . . . . . . . . .                --            4.4             --            4.7
     Preferred Stock (b) . . . . . . . . . . . . . . . .                --             --             --             --
                                                                 ---------       --------      ---------      ---------
    Weighted average common shares and common
     share equivalents . . . . . . . . . . . . . . . . .             352.7          376.0          352.6          375.5
                                                                 ---------       --------      ---------      ---------
                                                                 ---------       --------      ---------      ---------
NET EARNINGS PER COMMON SHARE:
    Earnings (loss) from continuing operations . . . . .         $   (0.66)      $   0.03     $    (0.77)     $    0.04
    Earnings from discontinued operations, net of tax  .              0.02           0.04           0.04           0.06
    Gain on sale of discontinued operations  . . . . . .              0.04             --           0.04             --
                                                                 ---------       --------      ---------      ---------
    Net earnings (loss)  . . . . . . . . . . . . . . . .         $   (0.60)      $   0.07     $    (0.69)     $    0.10
                                                                 ---------       --------      ---------      ---------
                                                                 ---------       --------      ---------      ---------

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(a) Common share equivalents had a dilutive effect on net earnings from continuing operations per share for the second quarter and six months ended June 30, 1996, and therefore were included in the primary and fully diluted earnings per share computation. Common share equivalents had an anti-dilutive effect on net earnings from continuing operations per share for the second quarter and six months ended June 30, 1997, and therefore were not included in the primary and fully diluted earnings per share computation.

(b) The Preferred Stock and related dividend requirement had an anti-dilutive effect on earnings per share for the second quarters and six months ended June 30, 1997 and 1996, and, therefore, were excluded from the fully diluted earnings per share computation.